Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of

(i)	our report dated May 8, 2012 with respect to the consolidated balance sheet of Empire State Realty Trust, Inc. at December 31, 2011;

(ii)

our report dated May 8, 2012 with respect to the combined financial statements and financial statement schedules of Empire State Realty Trust, Inc., Predecessor at December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011 which, as to the year 2009, is based in part on the reports of Margolin, Winer & Evens LLP, independent registered public accounting firm, as set forth in their reports on the financial statements for the year ended December 31, 2009 for 250 West 57th St. Associates L.L.C., Fisk Building Associates L.L.C., 60 East 42nd St. Associates L.L.C., Lincoln Building Associates L.L.C., and the consolidated financial statements of Empire State Building Associates L.L.C., and the consolidated financial statements of Empire State Building Company L.L.C. and Affiliates;

(iii)	our report dated May 8, 2012 with respect to the statements of revenues and certain expenses of 1333 Broadway Associates, L.L.C. for each of the three years in the period ended December 31, 2011;

(iv)	our report dated May 8, 2012 with respect to the statements of revenues and certain expenses of 1350 Broadway Associates, L.L.C. for each of the three years in the period ended December 31, 2011;

(v)	our report dated May 8, 2012 with respect to the statements of revenues and certain expenses of 501 Seventh Avenue Associates, L.L.C. for each of the three years in the period ended December 31, 2011;

(vi)	our report dated April 11, 2012 with respect to the consolidated financial statements of Empire State Building Company L.L.C. and Affiliates at December 31, 2011 and 2010, and for each of the two years in the period ended December 31, 2011;

(vii)	our report dated April 11, 2012 with respect to the consolidated financial statements and financial statement schedule of Empire State Building Associates L.L.C. at December 31, 2011 and 2010, and for each of the two years in the period ended December 31, 2011;

(viii)	our report dated April 11, 2012 with respect to the financial statements and financial statement schedule of 60 East 42nd St. Associates L.L.C. at December 31, 2011 and 2010, and for each of the two years in the period ended December 31, 2011;

(ix)	our report dated April 11, 2012 with respect to the financial statements and financial statement schedule of 250 West 57th St. Associates L.L.C. at December 31, 2011 and 2010, and for each of the two years in the period ended December 31, 2011;

(x)	our report dated April 11, 2012 with respect to the financial statements of Lincoln Building Associates L.L.C. at December 31, 2011 and 2010, and for each of the two years in the period ended December 31, 2011; and,

(xi)	our report dated April 11, 2012 with respect to the financial statements of Fisk Building Associates L.L.C. at December 31, 2011 and 2010, and for each of the two years in the period ended December 31, 2011.

all included in the Registration Statement (Form S-4) filed with the Securities and Exchange Commission on May 8, 2012 and related prospectus/consent solicitation statement of Empire State Realty Trust, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

New York, New York

May 8, 2012